SHERB & CO., LLP
                                805 Third Avenue
                               New York, NY 10022





                                                        EXHIBIT 16.1




September 26, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by CARSUNLIMITED.COM, INC. which was filed with the Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Company's Form 8-K/A report dated September 14, 2006. We agree with the statements made under Item 4.01 concerning our Firm in such Form 8-K/A.


Very truly yours,

/s/ Sherb & Co., LLP
Certified Public Accountants